Exhibit 99.1

Cytori Therapeutics contact
Gary Titus
+1.858.458.0900
ir@cytori.com

Cytori Reports Q1 2019 Business and Financial Results

SAN DIEGO, May 14, 2019—Cytori Therapeutics (NASDAQ: CYTX) (“Cytori” or the “Company”) today announced Q1 2019 financial results and provided updates on corporate activities.

Q1 2019 net loss was $3.2 million, or $0.18 per share. Operating cash burn for Q1 was approximately $3.3 million. Cytori ended Q1 with approximately $3.9 million of cash and cash equivalents.

Cytori is developing two clinical stage chemotherapy drugs. ATI-0918, a generic version of pegylated liposomal doxorubicin hydrochloride, is the lead product candidate. The Company plans to submit a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) next year based on a successful bioequivalence study completed against the European reference drug. The Company is in the process of completing manufacturing-related activities to support the MAA and is evaluating commercial partners for ATI-0918 with a focus on Europe, which has a current estimated market size of over $120 million.

Cytori is also developing ATI-1123, a patented, albumin-stabilized pegylated liposomal docetaxel. The Company recently received an orphan drug designation from the U.S. FDA for small cell lung cancer and is seeking FDA’s 505(b)(2) new drug application (NDA) and Accelerated Approval pathway.

“The Company’s recent divestiture of its cell therapy businesses allows us to fundamentally reposition and refocus of the Company around our nanotechnology and oncology drug development.” said Dr. Marc Hedrick, President and Chief Executive Officer of Cytori. We intend to begin communicating our plan later in Q2.

Q1 2019 Financial Performance

•	Q1 2019 operating cash burn was $3.3 million, compared to $4.1 million for Q1 2018.
•	Q1 2019 product revenues were $0.7 million, compared to $0.7 million for Q1 2018.
•	Q1 2019 contract revenues were $0.7 million, compared to $0.9 million for Q1 2018.
•	Q1 2019 Celution® consumable utilization grew by approximately 20% as compared to Q1 2018.
•	Cash and debt principal balances at March 31, 2019 were approximately $3.9 million and $13.0 million, respectively.
•	Q1 2019 net loss was $3.2 million or $0.18 per share, compared to a net loss of $4.4 million or $0.73 per share for Q1 2018.

About Cytori

Cytori is developing, manufacturing, and commercializing nanoparticle-delivered oncology drugs.  Cytori is focused on the liposomal encapsulation of anti-neoplastic chemotherapy agents or other drugs which may enable the effective delivery of the agents to target sites while reducing systemic toxicity and improving pharamacokinetics.  Our pipeline consists of ATI-0918 pegylated liposomal doxorubicin hydrochloride for breast cancer, ovarian cancer, multiple myeloma, and Kaposi’s sarcoma, a complex/hybrid generic drug, and ATI-1123 patented albumin-stabilized pegylated liposomal docetaxel for multiple solid tumors.  For more information, visit www.cytori.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements about our anticipated expenditures, including research and development, sales and marketing, and general and administrative expenses; the potential size of the market for our products; future development and/or expansion of our products and therapies in our markets, our ability to generate  product or development revenues and the sources of such revenues; our ability to effectively manage our gross profit margins; our ability to obtain and maintain regulatory approvals; expectations as to our future performance; portions of the “Liquidity and Capital Resources” section of this report, including our potential need for additional financing and the availability thereof; our ability to continue as a going concern; our ability to remain listed on the Nasdaq Capital Market; our ability to repay or refinance some or all of our outstanding indebtedness and our ability to raise capital in the future; and the potential enhancement of our cash position through development, marketing, and licensing arrangements.   Our actual results will likely differ, perhaps materially, from those anticipated in these forward-looking statements as a result of various factors, including: the early stage of our product candidates and therapies, the results of our research and development activities, including uncertainties relating to the clinical trials of our product candidates and therapies; our need and ability to raise additional cash, the outcome of our partnering/licensing efforts, risks associated with laws or regulatory requirements applicable to us, market conditions, product performance, potential litigation, and competition within the regenerative medicine field, to name a few. The forward-looking statements included in this report are subject to a number of additional material risks and uncertainties, including but not limited to the risks described under the “Risk Factors” in the Cytori's Securities and Exchange Commission Filings, included in the Company’s annual and quarterly reports.

There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. Federal securities laws to do so.

CYTORI THERAPEUTICS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and par value data)

	As of March 31, 2019	As of December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$3,872	$5,261
Accounts receivable, net of reserves of $185 in 2019 and $185 in 2018	455	286
Restricted cash	40	40
Inventories, net	3,003	2,947
Other current assets	1,092	1,114
Total current assets	8,462	9,648

Property and equipment, net	2,607	2,559
Operating lease right-of-use assets	2,153	—
Other assets	1,827	1,905
Intangibles, net	5,645	5,957
Goodwill	3,922	3,922
Total assets	$24,616	$23,991
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$3,224	$3,357
Operating lease liability	700	—
Term loan obligations, net of discount	14,371	14,202
Total current liabilities	18,295	17,559

Deferred revenues	142	167
Other noncurrent liabilities	98	124
Noncurrent operating lease liability	1,518	—
Warrant liability	706	916
Total liabilities	20,759	18,766

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 30,233 shares issued; 4,540 and 4,606 shares outstanding in 2019 and 2018, respectively	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 21,905,795 and 14,830,414 shares issued and outstanding in 2019 and 2018, respectively	22	15
Additional paid-in capital	420,290	418,375
Accumulated other comprehensive income	1,078	1,218
Accumulated deficit	(417,533)	(414,383)
Total stockholders’ equity	3,857	5,225
Total liabilities and stockholders’ equity	$24,616	$23,991

CYTORI THERAPEUTICS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2019	2018
Product revenues	$703	$731
Cost of product revenues	(353)	(273)
Amortization of intangible assets	(306)	(306)
Gross profit	44	152

Development revenues:
Government contracts and other	737	917
	737	917
Operating expenses:
Research and development	1,846	2,499
Sales and marketing	428	678
General and administrative	1,508	2,244
Total operating expenses	3,782	5,421
Operating loss	(3,001)	(4,352)

Other income (expense):
Interest income	7	14
Interest expense	(515)	(423)
Other income (expense), net	149	352
Change in fair value of warrants	210	—
Total other expense	(149)	(57)
Net loss	$(3,150)	$(4,409)

Basic and diluted net loss per share attributable to common stockholders	$(0.18)	$(0.73)
Basic and diluted weighted average shares used in calculating net loss per share attributable to common stockholders	17,657,108	6,017,791

Comprehensive loss:
Net loss	$(3,150)	$(4,409)
Other comprehensive loss – foreign currency translation adjustments	(140)	(281)
Comprehensive loss	$(3,290)	$(4,690)

CYTORI THERAPEUTICS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(3,150)	$(4,409)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	443	497
Amortization of deferred financing costs and debt discount	168	105
Provision for excess inventory	—	326
Change in fair value of warrants	(210)	—
Share-based compensation expense	49	143
Loss on asset disposal	—	22
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	(212)	(747)
Inventories	16	141
Other current assets	16	301
Other assets	1	(24)
Accounts payable and accrued expenses	(405)	(556)
Deferred revenues	(25)	84
Other long-term liabilities	39	(2)
Net cash used in operating activities	(3,270)	(4,119)
Cash flows from investing activities:
Purchases of property and equipment	(6)	(53)
Net cash used in investing activities	(6)	(53)
Cash flows from financing activities:
Payment of financing lease liability	(28)	—
Proceeds from sale of common stock, net	1,919	(150)
Net cash provided by (used in) financing activities	1,891	(150)
Effect of exchange rate changes on cash and cash equivalents	(4)	39
Net decrease in cash and cash equivalents	(1,389)	(4,283)
Cash, cash equivalents, and restricted cash at beginning of period	5,301	10,225
Cash, cash equivalents, and restricted cash at end of period	$3,912	$5,942